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                                  Exhibit 23.1

        We have issued our report dated November 22, 1996, accompanying the combined financial statements of Champion Mortgage Co., Inc. and Affiliated Companies contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to use the of our name as it appears under the captions "Selected Financial Data" and "Experts."


GRANT THORNTON LLP

New York, New York
February 10, 1997


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